ENEX OIL & GAS INCOME PROGRAM AND
              ENEX INCOME AND RETIREMENT FUND LIMITED PARTNERSHIPS
              Proxy and Ballot for Meetings of Limited Partnerships
                            to be held xxxxxxxx, 1997
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               The undersigned limited partner hereby appoints Gerald B. Eckley,
Robert E. Densford, and William C. Hooper and each or any of them lawful attorneys and proxies, with full power of substitution, and authorizes them to act for and in place of the undersigned at the meetings of the limited partners to be held on xxxxxxxxxxx, 1997, and at any adjournments thereof, and to vote the limited partnership interests ("Interests") owned by the undersigned in the Enex Oil & Gas Income Program and Enex Income and Retirement Fund limited partnerships ("Partnerships") named below on xxxxxx , 1997, the record date for such meetings, as follows:


               1. In connection with the proposal to approve the adoption of the plan of consolidation pursuant to which each participating Partnership will transfer its assets to Enex Consolidated Partners, L. P., a New Jersey limited partnership (the "Consolidated Partnership"), and thereafter dissolve and terminate, with the limited partners of the participating Partnerships receiving units of limited partnership interest ("Units") in the Consolidated Partnership (the "Consolidation"), all as more fully described in the accompanying Prospectus/Proxy Statement.

(a)  The undersigned wishes to vote all Interests in the same manner as follows:

        [  ]  FOR                    [  ]  AGAINST         [  ]  ABSTAIN

                                       OR

(b) If the undersigned wishes to vote Interests in different Partnerships named below separately, please attach a schedule setting forth the name of each Partnership in which the undersigned owns Interests and opposite each such Partnership name a vote FOR or AGAINST or ABSTAIN

               2. In connection with the proposal to amend each participating Partnership's certificate and agreement of limited partnership to provide for the Consolidation, all as more fully described in the accompanying Prospectus/Proxy Statement.

(a) The undersigned wishes to vote all Interests in the same manner as follows:

        [  ]  FOR                    [  ]  AGAINST         [  ]  ABSTAIN

                                                                              OR

(b) If the undersigned wishes to vote Interests in different Partnerships named below separately, please attach a schedule setting forth the name of each Partnership in which the undersigned owns Interests and opposite each such Partnership name a vote FOR or AGAINST or ABSTAIN


 Partnership(s)        Percentage         Partnership(s)       Percentage
   Number               Owned (%)             Number             Owned (%)














================      ================    =================   ===============

  3. In their discretion, upon such other business as may properly come before the meetings.

        THIS PROXY AND BALLOT IS SOLICITED BY ENEX RESOURCES CORPORATION
                            ("THE GENERAL PARTNER").

Votes it represents will be cast as specified. If no contrary specification is made above, all Interests owned by the limited partner(s) signing below will be voted FOR the Consolidation and FOR the amendments to each participating Partnership's certificate and agreement of limited partnership.




                                  SIGNATURE BOX




SIGNATURE(S) OF LIMITED PARTNER:                  X Signed:

Dated:                                            X Signed:

Please sign exactly as the name is printed above. When signing as attorney, executor, administrator, trustee, guardian, general partner, corporate officer, or in any other representative capacity, give full title and note the representations included in the two immediately preceding paragraphs. If two or more persons are the joint owners of the Interests covered hereby, each person named hereon must sign above.
=============================================================================


                                PLEASE TURN OVER

                        REPRESENTATION BY PERSONS SIGNING
                          IN A REPRESENTATIVE CAPACITY

               If the limited partner whose name printed on the front is not an individual, the person signing this Proxy and Ballot hereby represents that he is, in his representative capacity, empowered and duly authorized by the governing documents, trust instruments, pension plan, charter, certificate of incorporation, by law provision, board or stockholder resolution or similar authority to complete and execute this Proxy and Ballot in such capacity on behalf of the limited partner.

            EXECUTION BY IRA, KEOGH AND PENSION PLAN LIMITED PARTNERS

               If the limited partner is an individual retirement account or Keogh or pension plan pursuant to which the beneficiary thereof is permitted to direct the investment (i.e., a self-directed plan), the person signing this Proxy and Ballot, in addition to making the representation contained in the preceding paragraph, further represents that this Proxy and Ballot has been completed pursuant to the direction of such beneficiary.


                    REQUEST FOR ADMISSION AS LIMITED PARTNER


               Unless  indicated to the contrary below,  the undersigned  hereby
(a) requests admission as a limited partner in the Consolidated Partnership, with respect to all of the Units to which the undersigned become entitled pursuant to the proposed Consolidation or the Exchange Offer described in the accompanying Prospectus/Proxy Statement and (b) agrees to become a party to the Articles of Limited Partnership of the Consolidated Partnership (the "Articles"; a copy of which is included in an appendix to the Prospectus/Proxy Statement) and to be bound by all of the terms and conditions thereof. [Note: If a Partnership approves the Consolidation, its limited partners will receive Units. A failure to check the box below will result in admission to the Consolidated Partnership as a limited partner if you receive Units.


               Check only if you request not to be admitted as a limited partner in the Consolidated Partnership. Note: If you check this box, you will not be entitled to exercise all the rights of a limited partner described in the accompanying Prospectus/Proxy Statement. See "THE PROPOSED CONSOLIDATION - Terms of the Consolidation - Request for Admission as Limited Partner" in the accompanying Prospectus/Proxy Statement. [ ]

                                POWER OF ATTORNEY


     The undersigned hereby irrevocably constitutes and appoints Enex Resources Corporation, the General Partner, with full power of substitution, as the true and lawful attorney of the undersigned, in the undersigned's name, place and stead, to execute, acknowledge, swear to and file: (i) all certifications required or permitted under the provisions of the Internal Revenue Code and all documents for and agreements with the Internal Revenue Service to keep open the statute of limitations with respect to any Consolidated Partnership items under examination by the Internal Revenue Service or to establish a Unitholder's liability for tax or withholding of tax, entitlement to a credit or refund of tax; (ii) all stock exchange listing applications, NASDAQ applications and other instruments and agreements relating to the possible establishment and maintenance of a market for the Units; (iii) the Articles and any amendments thereto made in accordance therewith; (iv) certificates of limited partnership required by law and all amendments thereto; (v) all certificates and other instruments necessary to qualify or continue the Consolidated Partnership in the states where it may be doing business; (vi) leases, assignments and other instruments required or permitted in connection with the leasing of lands for oil, gas or other mineral exploration or production; (vii) all assignments, conveyances or other instruments or documents necessary to effect the dissolution and liquidation of the Consolidated Partnership; and (viii) all other filings with agencies of the federal government, any state or local government, or any other jurisdiction which the General Partner considers
necessary   or  desirable  to  carry  out  the  purposes  and  business  of  the
Consolidated Partnership and (ix) all other agreements, certificates and documents referred to in the power of attorney that is set forth in Article 10 of the Articles. This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive the death, bankruptcy, incapacity, dissolution or termination of the undersigned and shall extend to the undersigned's heirs, representatives, successors or assigns, to the extent the undersigned may legally contract for such survival.


                         CERTIFICATION AS TO ELIGIBILITY
                    PARTNERSHIP'S RIGHT TO PURCHASE INTERESTS


               The undersigned hereby certifies to the Consolidated  Partnership and the General Partner that, unless otherwise indicated below, the undersigned (including, to the best of the undersigned's knowledge, any person for whom the undersigned will hold the Units) can and does hereby make all of the representations, warranties, certifications, covenants, agreements and designations set forth in Section 10.1 of the Articles (which are substantially similar to those which were contained in the subscription agreement and power of attorney signed by each limited partner at the time the limited partner subscribed for Interests in a Partnership and include among other things, a certification that the limited partner's Social Security or Taxpayer Identification Number is correct and that the limited partner is not subject to backup withholding on interest or dividends, representations regarding the limited partner's ownership of and qualifications to own federal oil and gas leases, the limited partner's ownership of the General Partner's common stock, and acceptance of the Consolidated Partnership's tax matters partner and, in most cases, a representation that the limited partner has either (i) a net worth of not less than $90,000 or $100,000 or (ii) a net worth of not less than $25,000 or $30,000 and an annual income of $25,000 or $30,000 or more). (See Page B-35.) The undersigned understands that if at any time the Consolidated Partnership or the General Partner determines that any representation, warranty, certification, covenant, agreement or designation made by or requested of the undersigned was false when made, has been breached, or would be false if made at a later time, or that the undersigned is otherwise not qualified to hold interests in federal oil and gas leases, or otherwise jeopardizes the Consolidated Partnership's tax status or the limited liability of other limited partners, then the General Partner, or any party designated by the General Partner, shall have the right, but not the obligation, to purchase all or any part of the limited partner held by the undersigned at a purchase price determined in accordance with the Articles.


     Check only if you are not able to certify in accordance with the foregoing.
Note: If you check this box, you will have the status of an assignee of a limited partnership interest rather than a limited partner of the Consolidated Partnership, as described in the accompanying Prospectus/Proxy Statement in "THE PROPOSED CONSOLIDATION -Terms of the Consolidation - Request for Admission as
Limited Partner.                     [                     ]
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



                  ELECTION TO PARTICIPATE IN THE EXCHANGE OFFER

               The Consolidated Partnership is offering Units, in accordance with the terms and conditions set forth in the accompanying Propectus/Proxy Statement, in exchange for the Interests of individual limited partners of Partnerships that fail to approve the proposed Consolidation. This offer is only available to limited partners who vote in favor of the proposed Consolidation.

               Please check the appropriate box below to indicate whether or not you wish to participate in the Exchange Offer and exchange all of your Interests for Units of the Consolidated Partnership in accordance with the terms and conditions set forth in the accompanying Prospectus/Proxy Statement.


     The undersigned: [  ] I wish to participate in the Exchange Offer.
                      [  ]  does not wish to participate in the Exchange

Offer.

               Unless otherwise specified, if the limited partner(s) signing above has voted FOR the Consolidation, all limited partnership interests owned by the limited partner(s) will be exchanged for Units.
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